================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                             FTI CONSULTING, INC.
--------------------------------------------------------------------------------

             (Name of the Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

================================================================================

[LOGO] F T I

                         900 Bestgate Road, Suite 100
                           Annapolis, Maryland 21401
                                (410) 224-8770

                                                                 April 10, 2002

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of Stockholders of FTI Consulting, Inc. on May 22, 2002, at 9:30 a.m., EDT, at FTI Consulting's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

   Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting. Also enclosed with this letter is FTI Consulting's Annual Report to Stockholders for 2001.

   At the Annual Meeting, we will ask you to:

  .   Elect two Class III directors;

  .   Approve an amendment of our 1997 Stock Option Plan, as amended;

  .   Approve an amendment of our Employee Stock Purchase Plan, as amended;

  . Ratify the selection of Ernst & Young LLP as our independent accountants for 2002; and

  .   Transact any other business that is properly presented at the Annual
      Meeting.

   Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares of Common Stock will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                        /s/ Jack B. Dunn, IV
                                          Jack B. Dunn, IV
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

                            Your Vote Is Important

    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.
If you have any questions about voting your shares, please contact Theodore I.
                               Pincus, Executive
 Vice President, Chief Financial Officer and Secretary, FTI Consulting, Inc.,
                         900 Bestgate Road, Suite 100
           Annapolis, Maryland 21401, Telephone No. (410) 224-8770.

                             FTI CONSULTING, INC.

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


                     Date: May 22, 2002

                     Time: 9:30 a.m., EDT

                     Place: 909 Commerce Road, Annapolis, Maryland 21401

Dear Stockholder:

   At the Annual Meeting, we will ask you to:

  .   Elect two Class III directors;

  .   Approve an amendment of our 1997 Stock Option Plan, as amended;

  .   Approve an amendment of our Employee Stock Purchase Plan, as amended;

  . Ratify the selection of Ernst & Young LLP as our independent accountants for 2002; and

  .   Transact any other business that is properly presented at the Annual
      Meeting.

   You will be able to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record at the close of business on March 22, 2002.

                                          By Order of the Board of Directors
                                          /s/ Theodore I. Pincus
                                          Theodore I. Pincus
                                          Secretary

April 10, 2002

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting.

  If you have questions about voting your shares, please contact Theodore I. Pincus, Executive Vice President, Chief Financial Officer and Secretary, FTI
  Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401,
                         Telephone No. (410) 224-8770.

 If you attend the meeting, you will be able to revoke your proxy and vote in person.

[LOGO] F T I

                         900 Bestgate Road, Suite 100
                           Annapolis, Maryland 21401

                                                                 April 10, 2002

                      PROXY STATEMENT FOR ANNUAL MEETING

   This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2002 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2002 Annual Meeting will be held on May 22, 2002, at 9:30 a.m., EDT, at FTI Consulting's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

   This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting and other relevant information.

   On April 10, 2002, we began mailing information to people who, according to our records, owned shares of our Common Stock at the close of business on March 22, 2002. We have mailed with that information a copy of FTI Consulting's Annual Report to Stockholders for 2001.

             INFORMATION ABOUT THE 2002 ANNUAL MEETING AND VOTING

The Annual Meeting

   The Annual Meeting will be held on May 22, 2002 at 9:30 a.m., EDT, at FTI Consulting's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

This Proxy Solicitation

   We are sending you this Proxy Statement because FTI Consulting's Board of Directors is seeking a proxy to vote your shares of our Common Stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 10, 2002, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our Common Stock at the close of business on March 22, 2002.

   FTI Consulting is paying the cost of requesting these proxies. FTI Consulting's directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter. FTI Consulting also has retained Mellon Investor Services to assist in seeking proxies. FTI Consulting will pay Mellon a fee of approximately $9,500 plus reasonable out-of-pocket expenses, for this assistance. FTI Consulting will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our Common Stock.

Voting Your Shares

   You have one vote for each share of our Common Stock that you owned of record at the close of business on March 22, 2002. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

   You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the person or persons designated on the proxy card to vote your shares of our Common Stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

   IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

   If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the election of the Class III directors, FOR the amendment to our 1997 Stock Option Plan, FOR the amendment to our Employee Stock Purchase Plan and FOR the ratification of the selection of Ernst & Young LLP as our independent accountants for the year 2002.

Revoking Your Proxy

   If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

  . You may notify the Secretary of FTI Consulting in writing that you wish to revoke your proxy.

  .   You may submit a proxy dated later than your original proxy.

  . You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock.

Vote Required for Approval

Proposal 1: Election of Two Class III Directors     The two nominees for election as Class III directors
                                                    who receive the most votes will be elected. So, if
                                                    you do not vote for a particular nominee, or you
                                                    indicate "withhold authority to vote" for a particular
                                                    nominee on your proxy card, your vote will not
                                                    count either for or against the nominee.
Proposal 2: Amendment to Our 1997 Stock Option Plan The affirmative vote of a majority of the votes cast at the Annual Meeting is required, provided that the
                                                    total vote cast on the proposal represents over 50%
                                                    in interest of all securities entitled to vote on the
                                                    proposal. So, an abstention or a broker non-vote will
                                                    have the effect of a vote against the proposal unless
                                                    holders of over 50% in interest of all securities
                                                    entitled to vote on the proposal cast votes, in which
                                                    case your abstention or a broker non-vote will not
                                                    count as a vote for or against the proposal.
Proposals 3 and 4: Amendment to Our                 The affirmative vote of a majority of the votes cast
  Employee Stock Purchase Plan and Ratification of  at the Annual Meeting is required. So, an abstention
  Selection of Our Independent Accountants          will not count as a vote for or against the proposal.

   If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1, 3 and 4.

   Quorum.   On March 22, 2002, the record date for the Annual Meeting,
19,967,712 shares of our Common Stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, except the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions will be counted as shares of Common Stock that are represented at the Annual Meeting.

Additional Information

   FTI Consulting's Annual Report to Stockholders for the year ended December 31, 2001, including our consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI Consulting.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

   We will present the following four proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of Common Stock on the proposal in our best judgment.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

   FTI Consulting's Amended and Restated Articles of Incorporation provide that its Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have seven directors, of which the two directors constituting the Class III directors are to be elected at the 2002 Annual Meeting. The terms of the Class I and Class II directors will expire at the Annual Meetings of Stockholders to be held in 2003 and 2004, respectively.

   The Nominating and Corporate Governance Committee of our Board of Directors has recommended to the Board that the following individuals be nominated for election to our Board of Directors as Class III directors:

                               Jack B. Dunn, IV
                                Stewart J. Kahn

   Based upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Messrs. Dunn and Kahn for election to our Board of Directors as Class III directors. Each director will be elected to serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Messrs. Dunn and Kahn are currently members of the Board of Directors, and each has agreed to continue to serve as a director if elected. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled "The Board of Directors."

   If either of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

        The Board of Directors unanimously recommends that you vote FOR the nominees for election as Class III directors.

                 PROPOSAL 2.  AMEND THE 1997 STOCK OPTION PLAN

   We are asking you to approve an amendment to our 1997 Stock Option Plan, as amended, to increase the number of shares of Common Stock authorized under the Plan from 6,225,000 to 7,725,000. We primarily use the Plan to recruit, reward, and retain employees and non-employee directors and in connection with our acquisitions of businesses. The following is a summary of our Stock Option Plan as it will be if the stockholders approve the amendment. The share numbers described in the summary have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002. This summary is qualified in all respects by the full text of the amended Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

   Plan Administration. The Compensation Committee of our Board of Directors administers the Plan but our Board of Directors may also administer the Plan. The Plan administrator is responsible for the general operation and administration of the Plan, including determining the recipients of grants and the terms of the options granted.

   Participants. The administrator may grant options to our employees, directors and service providers, a total of about 632 persons as of March 22, 2002. The administrator may also make grants of Common Stock to our employees, a total of about 617 persons as of March 22, 2002. The administrator may also grant new options or options to replace options when we acquire another company and, where appropriate, to mirror the terms of those replaced options.

   Shares Available Under the Plan. The administrator may grant awards under the Plan, in the form of incentive stock options, nonqualified stock options or direct stock awards, with respect to up to 7,725,000 shares of Common Stock. Of this amount, as of March 29, 2002, awards with respect to 5,527,707 shares have already been granted. In addition, of this 7,725,000 aggregate share limit, no more than 7,500,000 shares may be issued under incentive stock options and no more than 375,000 shares may be issued as direct stock awards. If any option under the Plan expires or terminates before the optionee has fully exercised it, the shares subject to that option will be available for future grants under the Plan.

   The shares of Common Stock to be issued under the Plan will come from either authorized but unissued shares or from previously issued shares that we reacquire, including shares we purchase on the open market. Shares under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the Plan provides for discretionary grants of options and Common Stock, we cannot predict the specific amounts particular persons will receive.

   Individual Grant Limits. Under the Plan, the administrator may not grant options or direct stock awards, in any combination, for more than 750,000 shares to any individual in any calendar year.

   Incentive Stock Option Limits. Three special limits apply to incentive stock options under the Plan. The first limitation is that treatment of incentive stock options is limited based on when the options first become exercisable; only the first $100,000 of shares of Common Stock (valued as of the date of grant) that become exercisable under an individual's incentive stock options in a given year will be eligible to receive incentive stock option tax treatment. The second limitation is that the exercise price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the exercise price for stockholders holding more than 10% of our outstanding Common Stock must at least equal 110% of the fair market value of our Common Stock.

   Exercise Price. The exercise price for all options is based on the market price when granted. On March 22, 2002, the closing price of our Common Stock on the New York Stock Exchange was $28.60 per share. The administrator must grant nonqualified stock options with an exercise price at least equal to 50% of the fair market value on the date of grant. We do not receive separate consideration for the granting of awards, other than the services the participants provide.

   Option Exercise and Transfer Restrictions. An optionee can normally only exercise an option while employed by us, unless his or her employment or option agreement provides otherwise. If an optionee becomes disabled or dies, he or his estate will have up to 12 months to exercise the options. An optionee generally cannot transfer his options other than to someone upon death.

   Director Options. The Plan provides for an automatic grant of a nonqualified stock option for 90,000 shares when a non-employee director (an "Eligible Director") joins the board and every three years thereafter that he remains on the Board. The option becomes exercisable one-third a year after the date of grant, another third two years after the grant, and the final third three years after the grant. Options will also become exercisable at the first to occur of the director's death, disability or attainment of age 70. The exercise price for options granted to Eligible Directors will be the fair market value of the Common Stock on the date the option is granted. These options expire if not already exercisable when an Eligible Director leaves the Board. Exercisable options remain in place for their original term.

   Option Expiration. Options will terminate no later than ten years after their date of grant. However, options intended to be incentive stock options under the Plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than ten percent of the outstanding shares of Common Stock when the option is granted. The administrator may not grant options under the Plan after March 25, 2007.

   Termination of Service. The administrator has discretion to fix the period in which options granted to employees may be exercised after termination of employment. Exercisable options granted to Eligible Directors remain exercisable for the remaining term of the option unless the Board specifies otherwise.

   Substantial Corporate Changes. If we experience a "substantial corporate change" (examples of which include total liquidation, sale of all of our shares, a merger in which we do not survive, or sale of all or substantially all of our assets), all options will automatically vest. In some circumstances, either an acquirer must assume or replace the options or the optionees will have some period of time before the transaction occurs to exercise options or take other actions with the options after which time the Plan will terminate.

   Stockholder Approval. In general, stockholder approval will only be required for changes to the number of incentive stock options that may be granted, to the extent necessary to preserve their tax treatment, or to the individual grant limit, and when required by the New York Stock Exchange.

   Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the Plan. No suspension, termination, modification or amendment of the Plan may adversely affect any option previously granted, unless the optionee consents.

Tax Consequences

   Nonqualified Stock Options. An optionee will not be taxed when he receives a nonqualified stock option. When he exercises a nonqualified stock option, he will generally owe taxes on ordinary income on the difference between the value of the shares of Common Stock he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the excess, if any, of the price he receives for the shares over his "tax basis," which is the value at exercise of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for long-term capital gains. In addition, we generally will receive an income tax deduction for any amounts of "ordinary income" recognized by him.

   Incentive Stock Options. An optionee will not be taxed when he receives an incentive stock option and will not be taxed when he exercises the incentive stock option, unless he is subject to the alternative minimum tax. If he holds the shares of Common Stock purchased upon exercise of the incentive stock option (the "ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

   If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercised the incentive stock option or within two years from the date of the incentive stock option grant), he generally will recognize ordinary compensation income equal to the lesser of
(i) the fair market value of the shares on the date of exercise minus the price he paid or (ii) the excess of the amount he realized on the sale over the adjusted tax basis of the shares. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for more than 12 months. We can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

   Potential Limitation on Our Deductions. Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. The possibility exists that compensation attributable to awards under the Plan, when combined with all other types of compensation a covered employee receives for the year from us, may cause this limitation to be exceeded in any particular year.

   The tax rules disregard some kinds of compensation, including qualified "performance-based compensation" for purposes of the deduction limitation. Compensation attributable to options will qualify as performance-based compensation, provided that: (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the stockholders approve that per-employee limitation; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (iv) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. We expect the options to qualify as performance-based compensation.

   This Tax Consequences section summarizes the general principles of current federal income tax law applicable to the purchase of shares of Common Stock under the Plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

New Plan Benefits

   Other than the grants to Eligible Directors, the Plan administrator makes grants under the Plan at its discretion. Consequently, we cannot fully determine at this time the amount or dollar value of benefits to be provided under the Plan, other than to note that the administrator has not granted options contingent on approval of the increase in shares under the Plan.

The Board of Directors unanimously recommends that you vote FOR this proposal.

              PROPOSAL 3.  AMEND THE EMPLOYEE STOCK PURCHASE PLAN

   We are asking you to approve an amendment to our Employee Stock Purchase Plan, as amended, to increase from 750,000 to 950,000 the number of shares of Common Stock that we can issue under the Plan. The following is a summary of our Employee Stock Purchase Plan as it will be if the stockholders approve the amendment. The share numbers described in the summary have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002. This summary is qualified in all respects by the full text of the amended Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

General

   Purpose. The Plan offers eligible employees the opportunity to purchase shares of our Common Stock through after-tax payroll withholdings. The Plan permits employees to acquire an equity interest in us, thereby creating a stronger incentive to expend maximum effort for our growth and success. Funds received by us under the Plan may be used for any general corporate purpose.

   Eligibility. All of our employees are eligible to participate in the Plan (unless they hold more than 5% of our Common Stock), so long as they are regularly scheduled to work at least 20 hours per week. As of March 22, 2002, about 617 employees were eligible to participate in the Plan.

   Shares Available Under the Plan. The Plan authorizes the issuance of up to 950,000 shares of our authorized but unissued Common Stock. The number of shares issuable under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the Plan permits participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance. As of March 22, 2002, 608,350 shares of our Common Stock have been issued under the Plan.

   Administration. The Plan is administered by our Compensation Committee. The Compensation Committee has the authority and discretion to specify the terms and conditions of options granted to employees (within the limitations of the Plan) and to otherwise interpret and construe the terms of the Plan and any agreements governing options granted under the Plan. In addition, the Compensation Committee has the authority and discretion to modify the eligibility requirements for participation in the Plan from time to time, so long as those modifications do not require stockholder approval in order for the Plan to continue to qualify under Section 423 of the Internal Revenue Code and they do not materially increase our cost of maintaining the Plan.

Options Granted Under the Plan

   General. All options granted under the Plan are evidenced by participation agreements. The Compensation Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the Plan are assignable or transferable, other than by will or in accordance with the laws of descent and distribution. Offering periods for the Plan run from January 1 to June 30 and July 1 to December 31 of each calendar year.

   Election to Participate. Employees must elect before the beginning of a given offering period to participate; however, once an employee has elected to participate, that election carries forward to future offering periods until revoked. The employee may elect to have between 1% and 15% of compensation set aside for use in purchasing shares of our Common Stock at the end of the offering period. The employee may not change the elected percentage during an offering period but may withdraw entirely, so long as the withdrawal is made at least 30 days before the end of the offering period.

   Exercise Price. The exercise price for options under the Plan is the lesser of 85% of the fair market value on the first day of the offering period and 85% of the fair market value on the last day of the offering period. No participant may purchase more than $25,000 worth of our Common Stock in all offering periods ending during the same calendar year. The closing price of a share of our Common Stock, as reported on the New York Stock Exchange on March 22, 2002 was $28.60.

   Exercise. Options granted under the Plan to employees are automatically exercised as of the last day of the offering period, unless the employee has requested withdrawal of his payroll contributions at least 30 days earlier. The number of shares to be purchased is determined by dividing the dollars accumulated through payroll withholding by the exercise price and rounding down to the nearest whole number of shares.

   The option price is ordinarily paid through payroll withholding, but the Compensation Committee is authorized to accept payment (i) through the tendering of shares of Common Stock that the optionee has held for at least six months or acquired under an option granted not less than six months prior and that will be valued at the fair market value on the date of exercise or (ii) through attestation that the optionee holds shares equal to the number required to pay the purchase price (in which case we will issue the net number of shares required by the exercise). An optionee does not have any of the rights of a stockholder until payment in full for the share is received and a stock certificate is issued.

   The Compensation Committee may prescribe in the participation agreement that the optionee may elect to satisfy any federal, state or local withholding tax requirements by directing us to apply shares of our Common Stock to which the optionee is entitled as a result of the exercise of the option in order to satisfy such withholding requirements.

   Termination of Service. Employees who terminate their employment or die during an offering period will be deemed to have elected withdrawal of all payroll contributions.

   Substantial Corporate Changes. If we have a "substantial corporate change" (examples of which include total liquidation, sale of all of our shares, a merger in which we do not survive, or sale of substantially all of our assets), employees would be permitted to make an early election to exercise their options.

   Stockholder Approval. In general, stockholder approval is required for changes to the extent necessary to preserve the Plan's status as a plan under
Section 423 of the Internal Revenue Code.

   Amendment or Termination. Our Board of Directors may amend or terminate the Plan at any time. Unless we extend the Plan, no offering periods will begin after December 31, 2006.

Tax Consequences

   The following summarizes the federal income tax consequences of participation in the Plan. The summary does not cover employment taxes except as specified and does not cover state, local, or foreign tax consequences, if any.

   Rights granted under the Plan are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code. An employee's withheld compensation will be post-tax. In other words, the employee will be taxed on amounts withheld for the purchase of shares of our Common Stock as if he had instead received his full salary or wages. Other than this, no income will be taxable to an employee until disposition of the shares acquired, and the method of taxation will depend on how long he held the shares before disposition.

   If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable offering period (July 1 or January 1) and more than one year after the exercise date or if the employee dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of the fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

   If the employee sells or disposes of the stock before expiration of either of the holding periods described above (a "disqualifying disposition"), the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the employee, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

   There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Plan. We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to an employee by reason of a disqualifying disposition of the purchased shares of stock, but we are not entitled to a deduction in respect of any ordinary income realized by an employee upon a later disposition or upon death. Our deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify us of the sale of stock in a disqualifying disposition).

New Plan Benefits

   Benefits to be awarded under the Plan have not been determined at this time.

The Board of Directors unanimously recommends that you vote FOR this proposal.

       PROPOSAL 4.  RATIFY ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as FTI Consulting's independent accountants for its year ending December 31, 2002. The Board of Directors is seeking ratification of the appointment of Ernst & Young. A representative from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

Audit Fees

   Fees for professional services rendered in connection with the audit of our consolidated financial statements and the reviews of our consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission (the "SEC") for the year 2001 were $138,253.

Financial Information Systems Design and Implementation Fees

   For the year 2001, Ernst & Young did not provide us any professional services for financial information systems design and implementation.

All Other Fees

   For the year 2001, fees for all other professional services rendered to us were $120,193, all of which was for tax and accounting research, tax planning and compliance matters.

The Board of Directors unanimously recommends that you vote FOR this proposal.

                                STOCK OWNERSHIP

   There were 19,967,712 shares of our Common Stock issued and outstanding on March 22, 2002. The following table shows the beneficial ownership of our Common Stock as of March 22, 2002 by: (1) each person or entity that we know beneficially owns more than 5% of our Common Stock; (2) each of our current executive officers and directors; and (3) all of our current directors and executive officers as a group.

                                                                Number of Shares     Percentage of Shares
Name of Beneficial Owner (1)(2)                              Beneficially Owned (3) Beneficially Owned (3)
-------------------------------                              ---------------------- ----------------------
Executive Officers and Directors:
 Jack B. Dunn, IV (4).......................................         285,353                 1.42%
 Stewart J. Kahn (5)........................................         233,292                 1.16
 Theodore I. Pincus (6).....................................          43,000                    *
 Glenn R. Baker (7).........................................           7,500                    *
 Denis J. Callaghan (8).....................................           8,550                    *
 James A. Flick, Jr. (9)....................................          77,147                    *
 Peter F. O'Malley (10).....................................          63,750                    *
 Dennis J. Shaughnessy (11).................................           3,750                    *
 George P. Stamas (12)......................................          31,273                    *
 All directors and executive officers as a group (9 persons)         753,615                 3.68
Other Stockholders:
 T. Rowe Price Associates, Inc. (13)........................       1,569,150                 7.86
 Wasatch Advisors, Inc. (14)................................       1,692,439                 8.48

--------
* Less than 1%.

 (1) Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401.

 (2) We use the SEC's definition of beneficial ownership. This means that the persons named in this table have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options currently exercisable or exercisable within 60 days.

 (3) Amounts have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002.

 (4) Includes 82,316 shares of Common Stock and 190,737 shares of Common Stock issuable upon the exercise of options. Includes 12,000 shares of Common Stock over which Mr. Dunn and his wife share voting and investment power and includes 300 shares over which Mr. Dunn and his son share voting and investment power.

 (5) Includes 83,292 shares of our Common Stock and 150,000 shares of our Common Stock issuable upon exercise of stock options.

 (6) Includes 3,000 shares of our Common Stock and 40,000 shares of our Common Stock issuable upon exercise of stock options.

 (7) Represents 7,500 shares of our Common Stock issuable upon exercise of stock options.

 (8) Represents 8,550 shares of our Common Stock.

 (9) Includes 20,597 shares of our Common Stock and 55,050 shares of our Common Stock issuable upon exercise of stock options. Includes 1,500 shares of Common Stock owned by Mr. Flick's wife.

(10) Includes 15,000 shares of our Common Stock and 48,750 shares of our Common Stock issuable upon exercise of stock options.

(11) Represents 3,750 shares of our Common Stock.

(12) Includes 1,273 shares of our Common Stock over which Mr. Stamas and his wife share voting and investment power and 30,000 shares of our Common Stock issuable upon exercise of stock options.

(13) T. Rowe Price Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202. Information is based on a Schedule 13G filed with the SEC on February 12, 2002.

(14) Wasatch Advisors, Inc.'s address is 150 Social Hall Avenue, Salt Lake City, Utah 84111. Information is based on a Schedule 13G filed with the SEC on February 14, 2002.

                            THE BOARD OF DIRECTORS

   We have set forth below information about the members of our Board of Directors. We have nominated Jack B. Dunn, IV and Stewart J. Kahn for re-election as the Class III directors.

Class III Director Nominees

                     Director             Principal Occupation and
      Name       Age  Since                 Business Experience                 Other Directorships
      ----       --- --------             ------------------------              -------------------
Jack B. Dunn, IV 51    1992   Mr. Dunn became Chairman of our Board of                 None
                              Directors in December 1998. Since October
                              1995, he has served as our Chief Executive
                              Officer. From October 1995 to December 1998,
                              he also served as our President. From May 1994
                              to October 1995, he served as our Chief
                              Operating Officer. From October 1992 through
                              September 1995, he served as our Chief
                              Financial Officer. Mr. Dunn is a limited partner
                              of the Baltimore Orioles. Prior to joining us, he
                              was a member of the Board of Directors of, and a
                              Managing Director of Legg Mason Wood
                              Walker, Incorporated and directed its Baltimore
                              corporate finance and investment banking
                              activities.

Stewart J. Kahn  58    1999   Mr. Kahn has served as our President since               None
                              December 1998 and as our Chief Operating
                              Officer since September 1999. Mr. Kahn is also
                              a director of Kahn Consulting, Inc., which
                              became one of our subsidiaries in September
                              1998. Mr. Kahn has been a director of Kahn
                              Consulting since 1989.

Class I Directors

                        Director            Principal Occupation and
       Name         Age  Since                Business Experience                         Other Directorships
       ----         --- --------            ------------------------                      -------------------
James A. Flick, Jr. 67    1992   Mr. Flick is President and Chief Executive      Mr. Flick is a director of Capital One
                                 Officer of Winnow, Inc., a management           Financial Corporation.
                                 consulting firm. From 1994 to 2001, Mr. Flick
                                 was also Chairman, President and Chief
                                 Executive Officer of Dome Corporation, a real
                                 estate development and management services
                                 company. Mr. Flick is a certified public
                                 accountant.

Peter F. O'Malley   63    1992   Mr. O'Malley is President of Aberdeen Creek     Mr. O'Malley is a director of Potomac
                                 Corporation, a privately-held company engaged   Electric Power Company and Legg
                                 in investment, business consulting and          Mason, Inc.
                                 development activities. He is a founder of, and
                                 since 1989 has been Of Counsel to, the law firm
                                 of O'Malley, Miles, Nylen & Gilmore.

Class II Directors

                          Director              Principal Occupation and
        Name          Age  Since                  Business Experience                           Other Directorships
        ----          --- --------              ------------------------                        -------------------
Denis J. Callaghan    60    2000   Mr. Callaghan retired from Deutsche Banc. Alex.                      None
                                   Brown in February 2000, where he was the
                                   Director of North American Equity Research.
                                   Prior to becoming Director of Equity Research in
                                   1992, Mr. Callaghan was responsible for Alex.
                                   Brown's Insurance and Financial Services
                                   Research Groups. Prior to joining Alex. Brown
                                   in 1988, he was a Senior Insurance Analyst and
                                   First Vice President with PaineWebber.

Dennis J. Shaughnessy 54    1992   Mr. Shaughnessy is a General Partner of            Mr. Shaughnessy is a director of TESSCO
                                   Grotech Capital Group, Inc., a venture capital     Technologies, Inc. and U.S. Vision, Inc.
                                   firm headquartered in Timonium, Maryland.
                                   Prior to becoming a General Partner of Grotech
                                   Capital Group in 1989, Mr. Shaughnessy was the
                                   Chief Executive Officer of CRI International,
                                   Inc.
George P. Stamas      51    1992   Mr. Stamas is a senior partner of the national law                   None
                                   firm of Kirkland & Ellis. Mr. Stamas is also a
                                   venture partner of New Enterprise Associates, a
                                   venture capital firm. From 1999 to January 2002,
                                   Mr. Stamas was vice chairman of the Board of
                                   Directors of Deutsche Banc Alex. Brown. Mr.
                                   Stamas is a limited partner of the Baltimore
                                   Orioles, the Washington Capitals and the
                                   Washington Wizards. From 1996 to 1999, Mr.
                                   Stamas was a partner in the law firm of Wilmer,
                                   Cutler & Pickering LLP.

Board Organization and Meetings

   During 2001, our Board of Directors met eight times. Each of the nominees and our other directors attended at least 75% of the total Board meetings and meetings of committees of the Board of Directors on which he served.

   The Board of Directors has the following committees:

   Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent accountants; reviews with our independent accountants the plans and results of the annual audit engagement; approves other professional services provided to us by our independent accountants; reviews the independence of our accountants; considers the range of audit and non-audit fees; and reviews the adequacy of internal accounting controls. In 2001, the Audit Committee met five times. The current members of the Audit Committee are: Messrs. Flick, Chair, Callaghan, O'Malley, Shaughnessy and Stamas.

   Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of our executive officers and administers our stock option, incentive and employee benefit plans. The Compensation Committee met three times in 2001. The current members of the Compensation Committee are: Messrs. Shaughnessy, Chair, Callaghan, Flick, O'Malley and Stamas.

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (1) reviews and recommends the size and composition of the Board, (2) reviews and recommends Board committee charters, members and chairpersons, (3) recommends to the full Board nominees for election as directors at annual meetings of our stockholders, (4) assists our chairman of the board in identifying, evaluating, recruiting, nominating and retaining new candidates for election as directors,
(5) evaluates annually the performance of the Board and (6) reviews corporate governance policies and practices. The Nominating and Corporate Governance Committee was formed by the Board in 2002. The current members of the Nominating and Corporate Governance Committee are: Messrs. O'Malley, Chair, Callaghan and Shaughnessy.

Compensation of Directors

   We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to our directors for attendance at meetings. Non-employee directors are eligible to receive options to acquire shares of our Common Stock under our 1997 Stock Option Plan. Under this plan, when a non-employee director joins our Board of Directors and every three years thereafter that he remains on the Board, he receives an option for 90,000 shares of Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. These options become exercisable one-third per year for three years and have a term of ten years. As of March 22, 2002, there were currently outstanding 193,800 non-qualified stock options that have been granted to non-employee directors, 43,800 of which are currently exercisable and 90,000 of which will become exercisable within 60 days.

                      EXECUTIVE OFFICERS AND COMPENSATION

   We have set forth below information about each of our executive officers who is not also a director.

                       Officer
       Name        Age  Since                        Principal Business Experience for Past Five Years
       ----        --- -------                       -------------------------------------------------
Glenn R. Baker     60   1998   Mr. Baker has been the President of our Applied Sciences division since September 1998. Prior to joining us, he was Chief Executive Officer and President of S.E.A., Inc., which we acquired in September 1998. Mr. Baker co-founded SEA in 1970. He is a certified fire investigator and obtained his MBA in 1966.
Theodore I. Pincus 59   1999   Mr. Pincus has been our Executive Vice President and Chief Financial Officer since April 1999.
                               Prior to joining us, Mr. Pincus was Executive Vice President and Chief Financial Officer of
                               Nitinol Medical Technologies from May 1995 to March 1999. Before then, he was President of the Pincus Group, a financial consulting firm, from December 1989 to May 1995.

   Our executive officers are elected by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of the employment agreements that we have with some of them.

                          SUMMARY COMPENSATION TABLE

   We have set forth below information concerning the cash and non-cash compensation earned by (1) our Chief Executive Officer, (2) three of our other most highly compensated persons who were serving as our executive officers on December 31, 2001 and (3) one of our former executive officers.

                                                                          Long Term
                                                                         Compensation
                                                                            Awards
                                           Annual Compensation          --------------
                                   ------------------------------------   Securities
                                                         Other Annual     Underlying      All Other
Name and Principal Position   Year Salary(1)   Bonus    Compensation(2) Options (#)(3) Compensation(4)
---------------------------   ---- --------- ---------- --------------- -------------- ---------------
Jack B. Dunn, IV............. 2001 $750,000  $  550,000     $ 5,539        210,000         $2,849
 Chairman and Chief           2000  600,000     400,000       5,628        210,000          2,837
 Executive Officer            1999  330,012     200,000      12,300         60,000          2,900
Stewart J. Kahn (5).......... 2001  750,000     550,000       5,539        150,000          3,843
 President and Chief          2000  600,000     400,000       4,841        112,500          4,856
 Operating Officer            1999  506,694     115,000       2,100             --          2,300
Theodore I. Pincus (6)....... 2001  350,000     200,000       5,539        112,500          2,833
 Executive Vice President     2000  300,000     125,000       1,514         52,500          2,335
 and Chief Financial Officer  1999  185,000      75,000         626         30,000          1,751
Glenn R. Baker (7)........... 2001  500,000     145,000       5,539             --            665
 President, Applied           2000  409,000      50,000       4,841         22,500            665
 Sciences Division            1999  321,419      50,000       5,300             --            700
Barry M. Monheit (8)......... 2001  700,000          --       5,539             --             --
  Former President, Financial 2000  504,799   1,055,750       4,241         60,000             --
  Consulting Division         1999  504,798     315,000       1,400             --             --

--------
(1) Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

(2) These amounts represent our payment of matching contributions to our 401(k) Plan and payments of premiums on life insurance and long-term disability coverage. Our 401(k) contributions for 2001 for Messrs. Dunn, Kahn, Pincus, Baker and Monheit were $5,100 each. The life insurance premiums paid by us for 2001 for Messrs. Dunn, Kahn, Pincus, Baker and Monheit were $288 each.

(3) Share amounts have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002.

(4) These amounts represent our payments of automobile expenses on behalf of the named officers.

(5) Mr. Kahn joined us in September 1998 upon our acquisition of Kahn Consulting, Inc. and became our President on December 29, 1998. Mr. Kahn did not earn any compensation in that position during 1998 and 1999. Mr. Kahn is also employed under a written employment agreement as Managing Director of Kahn Consulting, Inc., one of our subsidiaries.

(6) Mr. Pincus joined us in March 1999 and became our Executive Vice President and Chief Financial Officer.

(7) Mr. Baker joined us in September 1998 upon our acquisition of S.E.A., Inc. and became President of our Applied Sciences Division at that time. He became an executive officer of FTI Consulting in May 1999.

(8) Mr. Monheit joined us in September 1998 upon our acquisition of Kahn Consulting, Inc. and became President of our Financial Consulting Division and one of our executive officers in May 1999. He was also employed under a written employment agreement as a Managing Director of Kahn Consulting, Inc., one of our subsidiaries. Mr. Monheit resigned as President of the Financial Consulting Division and as an executive officer of FTI Consulting effective November 30, 2001. He currently serves as a strategic and acquisition advisor to our Chief Executive Officer and Chief Operating Officer and continues to directly serve our clients.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth the options granted to our named officers during 2001:





                                    Individual Grants                 Potential Realizable
                     -----------------------------------------------    Value at Assumed
                     Number of   Percent of                          Annual Rates of Stock
                     Securities Total Options                        Price Appreciation for
                     Underlying  Granted to                               Option Term
                      Options   Employees in   Exercise   Expiration ----------------------
Name                 Granted(1)  Fiscal Year  Price(1)(2)    Date       5%(3)      10%(3)
----                 ---------- ------------- ----------- ---------- ----------  ----------
Jack B. Dunn, IV (4)  150,000       17.7%       $18.54     10-2011   $1,807,650  $4,755,510
                       15,000        1.8          8.70      2-2011       84,825     223,155
                       15,000        1.8         12.03      4-2011      117,292     308,569
                       15,000        1.8         16.06      7-2011      156,585     411,939
                       15,000        1.8         21.20     10-2011      206,700     543,780
Stewart J. Kahn.....  150,000       17.7         18.54     10-2011    1,807,650   4,755,510
Theodore I. Pincus..   30,000        3.5          8.00      3-2011      156,000     410,400
                       37,500        4.4         14.64      7-2011      356,850     938,790
                       45,000        5.3         18.54     10-2011      542,295   1,426,653
Glenn R. Baker......       --         --            --          --           --          --
Barry M. Monheit....       --         --            --          --           --          --

--------
(1) Except for the options granted to Mr. Dunn as described in note (4) below, all options become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant. Share amounts underlying options and the exercise price of such options have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002.

(2) All options were granted at or above the fair market value of our Common Stock on the date of grant.

(3) The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(4) Mr. Dunn receives an option grant for 15,000 shares of our Common Stock (adjusted to reflect the three-for-two stock split on our Common Stock) on the day following each quarterly earnings release. These options are granted with an exercise price 10% higher than the fair market value of our Common Stock on the date of grant and become fully exercisable upon an increase of 25% in the market value of the Common Stock but not earlier than one year after the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END VALUE OF OPTIONS

   The following table sets forth information about outstanding options held by the named officers as of December 31, 2001:

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                                          Options Held at       In-the-Money Options at
                                                       Fiscal Year-End(1)(2)   Fiscal Year-End($)(2)(3)
                   Shares Acquired                   ------------------------- -------------------------
Name               on Exercise(#)  Value Realized($) Exercisable Unexercisable Exercisable Unexercisable
----               --------------- ----------------- ----------- ------------- ----------- -------------
Jack B. Dunn, IV..     411,911        $4,248,775       200,227      310,000    $3,062,599   $2,720,850
Stewart J. Kahn...      75,000         1,415,500       112,500      225,000     2,031,750    1,833,000
Theodore I. Pincus      37,500           322,574            --      157,500            --    1,645,425
Glenn R. Baker....      37,500           353,232            --       15,000            --      266,700
Barry M. Monheit..     117,272         1,408,763         7,728       40,000       140,650      711,600

--------
(1) Represents only "in-the-money" options.

(2) Share amounts underlying options and the exercise price of such options have been adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002.

(3) Based on the market price of our Common Stock on December 31, 2001, as adjusted to reflect the three-for-two stock split on our Common Stock paid as a stock dividend on January 16, 2002, which was $21.87 per share.

Employment Arrangements

   Mr. Dunn. We entered into an employment agreement with Mr. Dunn as of January 1, 1996. This agreement had an initial rolling three-year term that is automatically extended by one year on each December 31 unless by that date either we or Mr. Dunn give the other notice of an intention not to further extend the term. The agreement expires at the end of 2005 but would automatically terminate earlier if Mr. Dunn dies or becomes disabled. If we terminate Mr. Dunn's employment without cause or Mr. Dunn resigns for a specified good reason, he remains entitled to his salary and benefits through the end of the then current term of the agreement and a bonus equal to the average annual bonus he received for the prior three years through the end of the then current term. Under the agreement, Mr. Dunn receives an annual base salary, set at $900,000 for 2002. His annual salary is subject to annual increases at our discretion. If Mr. Dunn dies or becomes totally disabled, he is entitled to continue his salary for three years as in effect when he dies or becomes totally disabled. Our obligation to continue his salary, however, is reduced by any life insurance proceeds we pay to his estate as a result of insurance policies we owned or any disability insurance proceeds paid directly to him. Mr. Dunn's agreement contains a non-competition clause that lasts for one year from the end of his employment. The clause prohibits Mr. Dunn from soliciting any entity or person that was our client, customer, employee or consultant at any time from January 1, 1996 to the date Mr. Dunn leaves us.

   Mr. Kahn. Mr. Kahn entered into an employment agreement with Kahn Consulting, Inc. ("KCI") when we acquired it in September 1998. This agreement has a four-year term and expires on September 16, 2002. However, Mr. Kahn may resign upon 60 days' notice. Mr. Kahn is entitled to an annual salary, subject to increase at our discretion. Mr. Kahn is entitled to a bonus based on our Incentive Compensation Plan. If we terminate the agreement without cause or Mr. Kahn resigns for a specified good reason, he remains entitled to his salary through the end of the agreement's term and one-half of the bonus he received in the prior year. The agreement contains a non-competition clause that lasts until the later of September 17, 2003 or one year from the end of employment. The non-competition clause prohibits him from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 17, 1998 to the date Mr. Kahn leaves KCI.

   Mr. Baker. Mr. Baker entered into an employment agreement with S.E.A., Inc. when we acquired it in September 1998. This agreement has a five year term and expires on September 25, 2003. However, Mr. Baker may resign upon 60 days notice. Mr. Baker is entitled to an annual salary, subject to annual increases. He is also entitled to an annual bonus based on our Incentive Compensation Plan. If we terminate Mr. Baker's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Baker's agreement contains a non-competition clause that lasts until the later of September 25, 2002 or one year from the end of his employment. This non-competition clause prohibits Mr. Baker from competing with SEA or us in any standard metropolitan statistical area or county where we or SEA have an office or provide services. The clause also prohibits Mr. Baker from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 25, 1998 to the date Mr. Baker leaves SEA.

Compensation Committee Report on Executive Compensation

   Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for performance in achieving FTI Consulting's business objectives and enhancing stockholder value, (iii) align the executive officers' interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity options. We review and approve FTI Consulting's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity option awards.

   We believe that compensation must be competitive, as well as directly and materially linked to FTI Consulting's performance. In administering the compensation program, our objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI Consulting's progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

   The key components of FTI Consulting's executive compensation program have historically consisted of salary, annual incentive and performance bonuses and stock options. The long-term compensation of FTI Consulting's executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

   Base Salary Levels. We believe that base salary levels at FTI Consulting are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 2001 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies we consider comparable, and inflation.

   Bonus Awards. FTI Consulting awards performance bonuses under its Incentive Compensation Plan to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI Consulting and individual performance objectives are achieved. FTI Consulting's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building stockholder value. For fiscal year 2001, these objectives were: (i) evaluating, negotiating, and reaching agreement as to expansion of the business and its prospects, (ii) achievement of performance goals that included standard measures of financial performance such as EBITDA, stock price, earnings per share, return on equity and growth in assets, (iii) continued advances toward project goals in consolidation and management, and
(iv) progress in certain financial and administrative activities. EBITDA means our earnings before interest, taxes, depreciation and amortization. In 2002, the Committee awarded approximately $1.4 million in bonuses to named officers for 2001.

   Long-Term Incentive Compensation. The Board and stockholders approved the 1997 Stock Option Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than does cash alone. We administer the 1997 Stock Option Plan, determine the terms of the options and the number of shares of Common Stock subject to option grants, and set significant terms. In setting the grants, we relied on our own experience and that of our financial and other advisers.

   Compensation of the Chief Executive Officer. We use the same procedures described above in setting the annual salary, bonus, and long-term incentive compensation of the chief executive officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract, and we had granted him incentive stock options and nonqualified stock options. He continued to receive formula grants of options under a program we had previously established. In considering the CEO's compensation, we considered FTI Consulting's achievements of some of its performance goals and further considered key subjective factors such as the CEO's work in negotiating and supervising acquisitions, building a management team and recruiting and retaining highly qualified individuals. In awarding any future long-term incentive compensation, we will consider the CEO's performance, overall contribution to FTI Consulting, retention of employees, the number of options not yet exercisable and the total number of options to be granted.

   Compensation Deduction Limit. The SEC requires that this report comment on our policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the named officers.

   A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. Our policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing our executives with the proper incentives to remain with and increase the prospects of FTI Consulting. We did not pay any compensation with respect to 2001 that would be outside the limits of Section 162(m).

                                          Compensation Committee

                                          Dennis J. Shaughnessy, Chair
                                          Denis J. Callaghan
                                          James A. Flick, Jr.
                                          Peter F. O'Malley
                                          George P. Stamas

Audit Committee Report

   Our Audit Committee is composed of five independent directors, consistent with the New York Stock Exchange listing standards. Our Audit Committee operates under a written charter adopted by the Board of Directors, which we attached to a prior year's Proxy Statement, and is responsible for overseeing our financial reporting process on behalf of the Board of Directors.

   Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, our Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent accountants. Management represented to the Committee that FTI Consulting's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

   Ernst & Young also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm's independence. The Audit Committee further considered whether the provision by Ernst & Young of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the disclosures by the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that FTI Consulting's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young as our independent accountants for 2002, subject to stockholder ratification.

                                          Audit Committee

                                          James A. Flick, Jr., Chair
                                          Denis J. Callaghan
                                          Peter F. O'Malley
                                          Dennis J. Shaughnessy
                                          George P. Stamas

                               OTHER INFORMATION

Company Performance

   The following graph compares the cumulative total stockholder return on our Common Stock from January 1, 1997 through December 31, 2001 with the cumulative total return of the S&P 500 Index and a peer group index comprised of Charles River Associates, Inc., Esquire Communications Ltd., Exponent Inc., FYI Inc., Kroll Inc., Navigant Consulting, Inc. and The Profit Recovery Group International Inc. (collectively, the "Peer Group") Index. Although we will no longer compare such stockholder return on our Common Stock with The Nasdaq Stock Market Index, SEC rules require that for this Proxy Statement, we include such index in our comparison. Our Common Stock price is published daily. The Peer Group Index was compiled by FTI Consulting as of December 31, 2001.

   The graph assumes an investment of $100 in each of FTI Consulting, the S&P 500 Index, The Nasdaq Stock Market Index and the Peer Group on December 31, 1996. The comparison assumes that all dividends, if any, are reinvested into additional shares of Common Stock during the holding period.

                                    [CHART]

                   COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG FTI CONSULTING, INC., THE S&P 500 INDEX,
            THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP INDEX

                                                 Cumulative Total Return
                             --------------------------------------------------------------
                              12/96      12/97      12/98      12/99      12/00      12/01
FTI CONSULTING, INC.         $100.00    $128.21     $34.62     $51.28    $105.13    $336.41
S&P 500                       100.00     133.36     171.47     207.56     188.66     166.24
NASDAQ STOCK MARKET (U.S.)    100.00     122.48     172.68     320.89     193.01     153.15
PEER GROUP                    100.00     124.43     222.01     133.38      58.57      76.57

* $100 invested on 12/31/96 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in shares of our Common Stock and derivative securities, including options for shares and warrants for shares, on a timely basis during the fiscal year ended December 31, 2001.

Proposals for the 2003 Annual Meeting

   If you want to include a proposal in the proxy statement for FTI Consulting's 2003 Annual Meeting, send the proposal to FTI Consulting, Inc.,
Attn: Theodore I. Pincus, Executive Vice President, Chief Financial Officer and Secretary, at 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401. Proposals must be received on or before December 11, 2002 to be included in our 2003 proxy statement.

   Stockholders intending to present a proposal at our 2003 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal for the 2003 Annual Meeting no earlier than December 11, 2002 and no later than January 10, 2003. If the notice is received before December 11, 2002 or after January 10, 2003, it will be considered untimely, and we will not be required to present it at the 2003 Annual Meeting.

                                                                      EXHIBIT A

                             FTI CONSULTING, INC.
                      1997 STOCK OPTION PLAN, AS AMENDED

PURPOSE       FTI Consulting, Inc., a Maryland corporation ("FTI" or the "Company"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the FTI Consulting, Inc. 1997 Stock Option
              Plan (the "Plan"), effective, as of March 25, 1997 (the "Effective Date"), and amended as of May 20, 1998, May 19, 1999, February 15, 2000, May 23, 2001, and
              March 27, 2002, to provide options ("Options") to purchase shares of the Company's common stock (the "Common Stock") to employees and outside directors and direct grants of shares of Common Stock to employees.

OPTIONEES     All Employees of FTI and the Eligible Subsidiaries are eligible for option grants under this Plan, as are the directors of FTI and the Eligible Subsidiaries who are not employees ("Eligible Directors"). Eligible employees and directors become optionees when the Administrator grants them an option under this Plan. The Administrator may also grant options to certain other service providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

              Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR The Administrator will be the Compensation Committee of the Board of Directors of
              FTI (the "Compensation Committee"). The Board may also act under the Plan as though it were the Compensation Committee.

              The Administrator is responsible for the general operation and administration of the
              Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the FTI Board as the
              Administrator may find necessary or appropriate to carry out its functions. The
              Administrator may delegate its functions (other than those described in the
              GRANTING OF OPTIONS section) to officers or employees of FTI. The
              Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF   Subject to the terms of the Plan, the Administrator will, in its sole discretion,
OPTIONS       determine the recipients of option grants, the terms of such grants, the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria), the time and conditions for expiration of the Option, and the form of payment due upon exercise.

              The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

              Options granted to employees may be nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal
              Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to
              Eligible Directors must be NQSOs.

               The Administrator may also grant Options in substitution for options held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT  The DATE OF GRANT will be the date as of which the Administrator awards an
               Option to an optionee, as specified in the Administrator's minutes, or as specified in this Plan.

EXERCISE PRICE The EXERCISE PRICE is the value of the consideration that an optionee must provide under an Option Agreement in exchange for one share of Common Stock. The
               Administrator will determine the Exercise Price under each Option. The Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.

               The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market
               Value of a share on the Date of Grant. If an Option is intended to be an ISO, the
               Exercise Price per share may not be less than 100% of the Fair Market Value (on the
               Date of Grant) of a share of Stock covered by the Option; provided, however, that if the employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more than 10%
               stockholders), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option.

FAIR MARKET    FAIR MARKET VALUE of a share of Common Stock for purposes of the Plan will be
VALUE          determined as follows:

                 if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                 if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated
                 Quotation System ("Nasdaq") for such date;

                 if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                 if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                 For any date that is not a trading day, the Fair Market Value of a share of Common
                 Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                 The Company may use the consideration it receives from the optionee for general corporate purposes.

EXERCISABILITY The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of
               Grant.

               Options will become exercisable at such times and in such manner as the
               Administrator determines and the Option Agreement indicates; provided, however,

                that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

LIMITATION ON   An Option granted to an employee will be an ISO only to the extent that the
ISOS            aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed
                $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted.

DIRECTOR GRANTS Each Eligible Director, when first elected or appointed to the Board and every three years thereafter that he remains on the Board, will receive an option to purchase
                90,000 shares of Common Stock. One-third of the option will vest on each anniversary of the date of the grant of the Option to the Eligible Director. The
                Option will become exercisable in its entirety upon the Eligible Director's death, disability or attainment of age 70. Options will be forfeited to the extent they are not then exercisable if a director resigns or fails to be reelected as a director.

EXERCISE PRICE  The Exercise Price of each Option granted to an Eligible Director will be the Fair
                Market Value on the Date of Grant.

METHOD OF       To exercise any exercisable portion of an Option, the optionee must:
EXERCISE
                  Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates) in a form complying with any rules the
                  Administrator may issue, signed by the optionee and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                  Pay the full Exercise Price by cashier's or certified check for the shares of
                  Common Stock with respect to which the Option is being exercised, unless the
                  Administrator consents to another form of payment (which could include the use of Common Stock); and

                  Deliver to the Administrator such representations and documents as the
                  Administrator, in its sole discretion, may consider necessary or advisable.

                Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the
                Exercise Price, at their Fair Market Value on the date of exercise. The

              Administrator may also, in its discretion, accept attestation of ownership of Common
              Stock and issue a net number of shares upon Option exercise.

OPTION        No one may exercise an Option more than ten years after its Date of Grant (or five
EXPIRATION    years, for an ISO granted to a more-than-10% stockholder). Unless the Option
              Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

 EMPLOYMENT     The date of termination of employment (other than for death or disability), where
 TERMINATION    termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The
                Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

 DISABILITY     For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and (ii) thirty (30) days after the optionee no longer has a disability, where disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

  DEATH         The date twelve months after the optionee's death.

                If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee.

                Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its
                Date of Grant, nor does anything in this OPTION EXPIRATION section make an
                Option exercisable that has not otherwise become exercisable.

OPTION        Option Agreements will set forth the terms of each Option and will include such terms
AGREEMENT     and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the
              Plan will govern. The Option Agreements may contain special rules.

STOCK SUBJECT Except as adjusted below under SUBSTANTIAL CORPORATE CHANGES, the
TO PLAN       aggregate number of shares of Common Stock that may be issued under the Options may not exceed 7,725,000 shares, of which the aggregate number of shares of Common
              Stock that may be issued pursuant to direct grants of Common Stock may not exceed
              375,000 shares, and the aggregate number of shares of Common Stock that may be issued under the Options that qualify as ISOs may not exceed 7,500,000 shares. No individual may receive Options or direct grants under the Plan for more than 750,000 shares in a calendar year. The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled or terminates for any other reason, the shares of Common Stock available under that
              Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

              No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

             The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for such shares upon the exercise of the Option.

             The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO   During the optionee's lifetime, only the optionee or his duly appointed guardian or
MAY EXERCISE personal representative may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the
             Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS  Subject to any required action by the Company (which it shall promptly take) or its
UPON CHANGES stockholders, and subject to the provisions of applicable corporate law, if, after the Date
IN CAPITAL   of Grant of an Option, the outstanding shares of Common Stock increase or decrease or
STOCK        change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration, the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

             The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL  Upon a SUBSTANTIAL CORPORATE CHANGE, the Plan and the Options will
CORPORATE    terminate unless provision is made in writing in connection with such transaction for the
CHANGE       assumption or continuation of outstanding Options, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the
             Options will continue in the manner and under the terms so provided.

             Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable.

              A Substantial Corporate Change means the

                dissolution or liquidation of the Company,

                merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act)
                owning 100% of the combined voting power of all classes of stock of the Company.

DIRECT GRANTS The Company may grant shares of Common Stock to its employees and to the employees of its Subsidiaries. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of such grants, the terms of such grants, and the form of payment for such grants, including no consideration or such minimum consideration as may be required by law, as it shall determine. The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

SUBSIDIARY    Employees of Company Subsidiaries will be entitled to participate in the Plan, except
EMPLOYEES     as otherwise designated by the Board of Directors or the Committee.

              Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the
              Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For NQSOs, the Board or the Committee can use a different definition of
              Subsidiary in its discretion.

LEGAL         The Company will not issue any shares of Common Stock under an Option until all
COMPLIANCE    applicable requirements imposed by Federal and state securities and other laws, rules and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

              The Plan is intended to conform to the extent necessary with all provisions of the
              Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and
              all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan and Options may be granted and exercised only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PURCHASE FOR  Unless a registration statement under the Securities Act covers the shares of Common
INVESTMENT    Stock an optionee receives upon exercise of his Option, the Administrator may require,
AND OTHER     at the time of such exercise, that the optionee agree in writing to acquire such shares for
RESTRICTIONS  investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

               that the shares purchased on exercise of the Option are not so registered,

               that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and

                such sale or transfer complies with all other applicable laws, rules and regulations, including all applicable Federal and state securities laws, rules and regulations.

             Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the
             Company's articles or certificate of incorporation, by-laws or generally applicable stockholders' agreements.

             The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX          The optionee must satisfy all applicable Federal, state and local income and
WITHHOLDING  employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the
             Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the statutory minimum withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS,   Unless the Administrator otherwise approves in advance in writing, an Option may not
ASSIGNMENTS, be assigned, pledged or otherwise transferred in any way, whether by operation of law
AND PLEDGES  or otherwise, or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 then applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant, unless the
             Administrator approves otherwise in advance in writing.

AMENDMENT OR The Board may amend, suspend or terminate the Plan at any time, without the consent
TERMINATION  of the optionees or their beneficiaries; provided, however, that no amendment will
OF PLAN AND  deprive any optionee or beneficiary of any previously declared Option. Except as
OPTIONS      required by law or by the CORPORATE CHANGES section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

PRIVILEGES OF  No optionee and no beneficiary or other person claiming under or through such
STOCK          optionee will have any right, title or interest in or to any shares of Common Stock
OWNERSHIP      allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

EFFECT ON 1992 No additional options will be granted under the Forensic Technologies International
OPTION PLAN    Corporation 1992 Stock Option Plan.

EFFECT ON      Whether exercising an Option causes the optionee to accrue or receive additional
OTHER PLANS    benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON Notwithstanding any other provisions of the Plan, no individual acting as a director,
LIABILITY      employee or agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The
               Company will indemnify and hold harmless each director, employee or agent of the
               Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the
               FTI Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT  Nothing contained in this Plan constitutes an employment contract between the
CONTRACT       Company and the optionee. The Plan does not give the optionee any right to be retained in the Company's employ nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE LAW The laws of the State of Maryland (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF    Unless the FTI Board extends the Plan's term, the Administrator may not grant
PLAN           Options after March 25, 2007. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF    The Plan, as amended March 27, 2002, must be submitted to the stockholders of the
STOCKHOLDERS   Company for their approval within 12 months after the Board of Directors of the
               Company adopts the amended Plan. The adoption of the amended Plan is conditioned upon the approval of the stockholders of the Company and failure to receive their approval will render the March 27, 2002 amendment to the Plan void and of no effect.

                                                                      EXHIBIT B

                             FTI CONSULTING, INC.
                   EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

PURPOSE       The FTI Consulting, Inc. Employee Stock Purchase Plan (the "ESPP" or the "Plan")
              provides employees of FTI Consulting, Inc. (the "Company") and selected Company
              Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The
              Company intends this Plan to qualify as an employee stock purchase plan under
              Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly.

ELIGIBILITY   Unless determined otherwise by the Committee, any Employee who is employed with the Company or an Eligible Subsidiary on the first day of an Offering Period and regularly scheduled to work at least 20 hours per week is eligible to participate in the
              ESPP for that Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning
              Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

              Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone not treated initially on the payroll records as a common law employee.

ADMINISTRATOR The Compensation Committee of the Board of Directors of the Company, or such other committee as the Board designates (the "Committee"), will administer the ESPP.
              The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP
              (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The Committee is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the ESPP from time to time that do not require shareholder approval to comply with the requirements of Section 423 of the Code, provided that all such modifications enable the ESPP to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the ESPP to the Company. Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

OFFERING      Offering Periods are successive six month periods beginning on January 1 and July 1,
PERIOD        and the first such period will begin on July 1, 1997.

PARTICIPATION An eligible Employee may become a "Participant" for an Offering Period by completing an authorization notice and delivering it to the Committee through the
              Company's Human Resources Department within a reasonable period of time before the first day of such Offering Period. The Committee will send to each new Employee who satisfies the rules in Eligibility above a notice advising the Employee of his right to participate in the ESPP for the following Offering Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF    A Participant may contribute to the ESPP through payroll deductions, as follows:
PAYMENT
             The Participant must elect on an authorization notice to have deductions made from his
             Compensation for each payroll period during the Offering Period at a rate of at least 1%
             but not more than 15% of his Compensation. Compensation under the Plan means an
             Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

             All payroll deductions will be credited to the Participant's account under the ESPP. No interest or earnings will accrue on any payroll deductions credited to such accounts.

             Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under
             Withdrawals below.

             A Participant may not alter the rate of payroll deductions during the Offering Period.

             The Company may use the consideration it receives for general corporate purposes.

             The Committee, in its discretion, may permit Participants to pay the option price through the tendering of shares of Common Stock subject to such rules and regulations as the
             Committee may determine.

GRANTING OF  On the first day of each Offering Period, a Participant will receive options to purchase a
OPTIONS      number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Offering Period according to the following procedure:

               Step 1--Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

               Step 2--Determine the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and

               Step 3--Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.


 FAIR MARKET The Fair Market Value of a share of Common Stock for purposes of the Plan as of each
 VALUE       date described in Step 2 will be determined as follows:

               if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

               if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation
               System ("Nasdaq") for such date;

               if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

               if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

             For January 1 and any other date described in Step 2 that is not a trading day, the Fair
             Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

               No Participant shall receive options:

                 if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any
                 Subsidiaries; or

                 that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE PRICE The exercise price of all options granted for an Offering Period is 85% of the lower of
               Fair Market Value of a share of Common Stock on (I) the first day of the Offering
               Period or (II) the last day of the Offering Period.

EXERCISE       Unless a Participant effects a timely withdrawal pursuant to the Withdrawal paragraph
OF OPTION      below, his option for the purchase of shares of Common Stock during an Offering
               Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in Granting of Options.

               Any payroll deductions credited to a Participant's account during the Offering Period that are not used for the purchase of shares will be treated as follows:

                 If the Participant has elected to withdraw from the ESPP as of the end of the
                 Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

                 The amount of any other excess payroll deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

DELIVERY OF    As soon as administratively feasible after the options are used to purchase Common
COMMON         Stock, the Company will deliver to each Participant or, in the alternative, to a custodian
STOCK          that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the
               Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the
               ESPP.

SUBSEQUENT     A Participant will be deemed to have elected to participate in each subsequent Offering
OFFERINGS      Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL     A Participant may withdraw all, but not less than all, payroll deductions credited to his
FROM THE       account for an Offering Period before the end of such Offering Period by delivering a
PLAN           written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the
              ESPP as of the date of such cessation.

              Upon the withdrawal of a Participant from the ESPP under the terms of the preceding paragraph, his outstanding options under the ESPP will immediately terminate.

              If a Participant withdraws from the ESPP for any reason, the Company will pay to the
              Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

              A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following
              Offering Period so long as he files the authorization form by the deadline for that
              Offering Period. Any Participant who is subject to Section 16 of the Securities
              Exchange Act of 1934, as amended (the "Exchange Act" ), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of
              Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT The shares of Common Stock that the Company will sell to Participants under the ESPP
TO PLAN       will be shares of authorized but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be 950,000 (subject to the provisions in Adjustments upon Changes in Capital Stock). If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

              A Participant will have no interest in shares covered by his option until the Participant exercises the option.

              Shares that a Participant purchases under the ESPP will be registered in the name of the
              Participant.

              The Company will not issue fractional shares pursuant to the ESPP, but the
              Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

ADJUSTMENTS   Subject to any required action by the Company (which it shall promptly take) or its
UPON CHANGES  stockholders, and subject to the provisions of applicable corporate law, if, during an
IN CAPITAL    Offering Period,
STOCK
                the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or


               some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

             the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the
             Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

             The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

 SUBSTANTIAL Upon a Substantial Corporate Change, the Plan and the offering will terminate unless
 CORPORATE   provision is made in writing in connection with such transaction for
 CHANGE
               the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

             If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option.

             A Substantial Corporate Change means the

               dissolution or liquidation of the Company,

               merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

               the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives)
               approved by the Board that results in any person or entity (other than any affiliate of the
               Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION    A Participant may file with the Committee a written designation of a beneficiary who
OF BENEFICIARY is to receive any payroll deductions credited to the Participant's account under the
               ESPP or any shares of Common Stock owed to the Participant under the ESPP if the
               Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

               Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased
               Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

               No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY     Employees of Company Subsidiaries will be entitled to participate in the ESPP, except
EMPLOYEES      as otherwise designated by the Board of Directors or the Committee.

               Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,     A Participant may not assign, pledge, or otherwise dispose of payroll deductions
ASSIGNMENTS,   credited to the Participant's account or any rights to exercise an option or to receive
AND PLEDGES    shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the
               Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the Withdrawal section.

AMENDMENT OR   The Board of Directors of the Company may at any time terminate or amend the ESPP.
TERMINATION    Any amendment of the ESPP that (i) materially increases the benefits to Participants,
OF PLAN        (ii) materially increases the number of securities that may be issued under the ESPP, or
               (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES        All notices or other communications by a Participant to the Committee or the
               Company shall be deemed to have been duly given when the Human Resources


              Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the
              Company specifies.

GENERAL       Any amounts the Company invests or otherwise sets aside or segregates to satisfy its
ASSETS        obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the
              Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the
              ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF No Participant and no beneficiary or other person claiming under or through such
STOCK         Participant will have any right, title, or interest in or to any shares of Common Stock
OWNERSHIP     allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

LIMITATIONS   Notwithstanding any other provisions of the ESPP, no individual acting as a director,
ON            employee, or agent of the Company shall be liable to any Employee, Participant,
LIABILITY     former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense
              (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission or act concerning this
              ESPP unless arising out of such person's own fraud or bad faith.

NO            Nothing contained in this Plan constitutes an employment contract between the
EMPLOYMENT    Company or an Eligible Subsidiary and any Employee. The ESPP does not give an
CONTRACT      Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF   Unless the FTI Board extends the Plan's term, no Offering Period will begin after
ESPP          December 31, 2006.

APPLICABLE    The laws of the State of Maryland (other than its choice of law provisions) govern the
LAW           ESPP and its interpretation.

APPROVAL OF   The ESPP, as amended in 2002, must be submitted to the stockholders of the Company
STOCKHOLDERS  for their approval within 12 months after the Board of Directors of the Company adopts the amended ESPP. The adoption of the amended ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval will render the 2002 amendment to the ESPP void and of no effect.

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              FTI CONSULTING, INC.

                                  May 22, 2002

                Please Detach and Mail in the Envelope Provided

A [x] Please mark your votes as in this example.

1. Election of Class III Directors.

FOR all nominees (except as marked to the contrary) [ ]

WITHHOLD AUTHORITY to vote for the nominees listed at right [ ]

Nominees: Jack B. Dunn, IV
          Stewart J. Kahn

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name on the space provided below.)

-----------------------------------

2. Amendment of the Company's 1997 Stock Option Plan, as amended, to increase the number of shares authorized by 1,500,000.
   FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. Amendment of the Company's Employee Stock Purchase Plan, as amended, to increase the number of shares authorized by 200,000 shares.
   FOR [ ] AGAINST [ ] ABSTAIN [ ]

4. Ratification of selection of Ernst & Young, LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2002. FOR [ ] AGAINST [ ] ABSTAIN [ ]

5. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

I PLAN TO ATTEND THE MEETING [ ]



-----------------------------------
            SIGNATURE


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     SIGNATURE IF HELD JOINTLY


DATE                    ,2002
    --------------------

Note: Please date this Proxy and sign exactly as your name(s) appears hereon.
      When signing as attorney, administrator, trustee or guardian, please give your full title as such. If there is more than one trustee, all should sign. All joint owners should sign.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              FTI CONSULTING, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

        The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 22, 2002, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 22, 2002, as if the undersigned were present and voting the shares.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.
                         (TO BE SIGNED ON REVERSE SIDE)